UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     December 4, 2017

Can-Cal Resources Ltd.

(Exact name of registrant as specified in its charter)

Nevada	0-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Springfield Ave., Red Deer, Alberta, Canada	T4N 0C7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(403) 342-6221

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Current Lawsuit

Can-Cal and the plaintiffs to the United States derivative lawsuit filed by 39 Can-Cal shareholders against Can-Cal, Candeo Lava Products Inc., FutureWorth Capital Corp., and several former directors of Can-Cal, have agreed in principle to settle the outstanding litigation. Notwithstanding the agreement in principle, a final settlement may not be able to be reached on commercially favorable terms, on a timely basis or at all.

Postponement of Shareholder Meeting

Due to the above settlement in principle, the Board of Directors of Can-Cal has determined that it is prudent to postpone the previously announced shareholders meeting of Can-Cal until a date to be determined in early 2018. It is anticipated that prior to the date of the meeting the Company will have filed updated financial statements and other disclosures with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 4, 2017, titled “Can-cal Resources Ltd. Announces Updates to Lawsuit and Postponement of Shareholders Meeting”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can-Cal Resources Ltd.
(Registrant)

Date December 4, 2017
	By:	/s/ Casey Douglass
(Signature)

	Name:	Casey Douglass
	Title:	Chairman of the Board of Directors

2